EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on
Form S-8 (File No. 333-            ) of Southern Peru Copper Corporation of
our report dated January 28, 1997, except for Note 22 which is as of February 21, 1997, on our audit of the consolidated financial statements of Southern Peru Copper Corporation and Subsidiaries, which report appears on page A42 of the Annual Report on Form 10-K.

We also consent to the reference to our Firm as experts in the Registration Statement referred to in the preceding paragraph under the caption "Experts."





/s/ Coopers & Lybrand L.L.P.


New York, New York
November 14, 1997